Independent auditors' consent

The board and shareholders
AXP Federal Income Fund, Inc.:

The board of trustees and unitholders Income Trust:
Government Income Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





/s/ KPMG LLP

KPMG LLP
Minneapolis, Minnesota
July 27, 1999